As filed with the Securities and Exchange Commission on July 13, 2007


                                                  Registration No. 333-_________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                             NEXTWAVE WIRELESS INC.
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                                      20-5361360
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


12670 HIGH BLUFF DRIVE, SAN DIEGO, CA                               92130
  (Address of Principal Executive                                 (Zip Code)
             Offices)


          NEXTWAVE WIRELESS INC. 2007 NEW EMPLOYEE STOCK INCENTIVE PLAN

                            (FULL TITLE OF THE PLAN)

                                 FRANK A. CASSOU
    EXECUTIVE VICE PRESIDENT - CORPORATE DEVELOPMENT AND CHIEF LEGAL COUNSEL
                             12670 HIGH BLUFF DRIVE
                               SAN DIEGO, CA 92130
                                 (858) 480-3100

                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   COPIES TO:
                             MARITA A. MAKINEN, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed
                                          Maximum      Maximum
Title of Each                             Offering     Aggregate    Amount of
Class of Securities       Amount to be    Price Per    Offering     Registration
to be Registered          Registered(1)   Share(3)     Price(3)     Fee(3)
--------------------------------------------------------------------------------
Common stock,              2,500,000(2)    $10.04     $21,635,023   $664.20
$0.001 par value
================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement shall also cover any additional shares of common stock of the registrant which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the registrant.

(2) Represents 2,500,000 additional shares of common stock of the registrant issuable pursuant to awards available for grant under the NextWave Wireless Inc. 2007 New Employee Stock Incentive Plan, as amended.

(3) In accordance with Rule 457(h) of the Securities Act of 1933, the registration fee is based on the exercise price for outstanding options ($10.04 per share of common stock). The registration fees for remaining shares issuable pursuant to awards available for grant under the NextWave Wireless Inc. 2007 New Employee Stock Incentive Plan, as amended has been computed pursuant to Rules 457(h) and 457(c) of the Securities Act of 1933 based on the average of the high and low prices of the registrant's shares of common stock reported on the Nasdaq Stock Market as of July 9,2007 ($7.76).


================================================================================


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



                        INFORMATION REQUIRED PURSUANT TO
                        GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

      This registration statement on Form S-8 registers additional securities of the same class as other securities of the registrant for which a registration statement of the registrant on Form S-8 relating to the same employee benefit plan is effective. Pursuant to General Instruction E to Form S-8, the contents of the registrant's registration statement on Form S-8 No. 333-139169, as filed with the Securities and Exchange Commission (the "Commission") on May 2, 2007, is hereby incorporated by reference.


EXHIBITS.

 EXHIBIT NO.     DESCRIPTION
 -----------     -----------

    4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4/A filed on November 7, 2006).

    4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4/A filed on November 7, 2006).

    5.1 Opinion of Weil, Gotshal & Manges LLP as to the legality of the shares being registered (filed herewith).

    23.1 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).

    23.2 Consent of Weil, Gotshal & Manges LLP (included in its opinion which appears as Exhibit 5.1 to this Registration Statement).

    24           Power of Attorney (included on signature page).

    99.1 NextWave Wireless Inc. 2007 New Employee Stock Incentive Plan (incorporated by reference to Exhibit 99.5 to the Registrant's Form S-8 filed with the Commission on May 2, 2007) (Registration No. 333-13169).

    99.2 Amendment to NextWave Wireless Inc. 2007 New Employee Stock Incentive Plan (filed herewith).





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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the city of San Diego, California, on July 13, 2007.


                                          NEXTWAVE WIRELESS INC.


                                          By:   /s/  Frank A. Cassou
                                              --------------------------------
                                                Frank A. Cassou
                                                Executive Vice President -
                                                Corporate Development and
                                                Chief Legal Counsel

                        POWER OF ATTORNEY AND SIGNATURES

      Know all by these presents, that each individual whose signature appears below constitutes and appoints each of Frank A. Cassou, George C. Alex and Roseann Rustici, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Signature                    Title                            Date
---------                    -----                            ----

                             Chairman of the Board of         July 13, 2007
                             Directors, Chief Executive
/s/  Allen Salmasi           Officer and President
--------------------------
Allen Salmasi                (Principal Executive Officer)



                             Executive Vice President -       July 13, 2007
/s/  George C. Alex          Chief Financial Officer
--------------------------
George C. Alex               (Principal Financial Officer)



                             Executive Vice President -       July 13, 2007
/s/  Francis J. Harding      Chief Accounting Officer
--------------------------
Francis J. Harding           (Principal Accounting Officer)



/s/  James C. Brailea        Director                         July 13, 2007
--------------------------
James C. Brailean



/s/  William Jones           Director                         July 13, 2007
--------------------------
William Jones


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



/s/  Douglas F. Manchester   Director                         July 13, 2007
--------------------------
Douglas F. Manchester



                             Director
--------------------------
Jack Rosen


/s/  Robert T. Symington     Director                         July 13, 2007
--------------------------
Robert T. Symington


/s/  William H. Webster      Director                         July 13, 2007
--------------------------
William H. Webster



                                  EXHIBIT INDEX

 EXHIBIT NO.     DESCRIPTION
 -----------     -----------

    4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4/A filed on November 7, 2006).

    4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4/A filed on November 7, 2006).

    5.1 Opinion of Weil, Gotshal & Manges LLP as to the legality of the shares being registered (filed herewith).

    23.1 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).

    23.2 Consent of Weil, Gotshal & Manges LLP (included in its opinion which appears as Exhibit 5.1 to this Registration Statement).

    24           Power of Attorney (included on signature page).

    99.1 NextWave Wireless Inc. 2007 New Employee Stock Incentive Plan (incorporated by reference to Exhibit 99.5 to the Registrant's Form S-8 filed with the Commission on May 2, 2007) (Registration No. 333-13169).

    99.2 Amendment to NextWave Wireless Inc. 2007 New Employee Stock Incentive Plan (filed herewith).


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